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                                                             EXHIBIT (j)(1)(iii)



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Independent Auditors" in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-75493) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-9279).


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP

Chicago, Illinois
September 21, 2001